SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2017

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 20, 2017 Neuralstem, Inc. (the “Company”) entered into a letter agreement with Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Master Fund, Ltd. (collectively, the “Sabby Entities”) with respect to the issuance to the Sabby Entities of one (1) inducement warrant (“Inducement Warrant”) for every three (3) shares purchased upon exercise of outstanding common stock purchase warrants issued on May 6, 2016 in the Company’s registered offering and with a current exercise price of $3.25 per share (the “Warrants”). The Sabby Entities collectively own, 692,309 Warrants and agree to exercise all of the Warrants over a two (2) day period beginning March 20, 2017 and ending at 12:00 p.m. Eastern Time on March 22, 2017.

The Inducement Warrants shall have (i) an issuance date of March 20, 2017, (ii) a term of one (1) year, and (iii) an exercise price equal to $5.80. The Inducement Warrants contain provisions providing for an adjustment in the underlying number of shares and exercise price in the event of stock splits or dividends, subsequent rights offerings, pro rata distributions, and fundamental transactions. The Company is obligated to file a resale registration statement for the resale of the shares underlying the Inducement Warrants and have it declared effective prior to the release of Phase II data related to the Company’s current clinical trial for NSI-189. In the event that the registration statement is not declared effective by such time, the Company will pay, in cash, as liquidated damages and not as a penalty, an amount equal to 2% of the exercise price, per month for each 30 day period (pro rata on a daily basis if less than 30 days) that the registration statement is not declared effective within the time period set forth above. In the event that the shares underlying the Inducement Warrants are not subject to an effective registration statement at the time of exercise, the Inducement Warrants may be exercised on a cashless basis at any time after six (6) months from the issuance date. A copy of the form of Inducement Warrant is attached to this report as Exhibit 4.01

The Company further agrees that until five (5) trading days after March 20, 2017, it will not enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or securities convertible into common stock of the Company.

Furthermore, the Company agrees not to offer any terms or consideration to any other Warrant holder that are more favorable to such holder than the terms contained in the letter agreement described above without the prior approval of the Sabby Entities. Such determination as to whether the terms or conditions are more favorable to another holder is at the sole discretion of the Sabby Entities.

The foregoing description of the letter agreement does not purport to be completed and is qualified in its entirety by reference to the full text of the letter agreement, a copy of which is attached to this current report as Exhibit 10.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety The issuance of securities described in Item 1.01 was made in reliance upon an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.01	Form of Inducement Warrant
10.01	Letter Agreement for Warrant Exercises

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 20, 2017	Neuralstem, Inc.

/s/ Richard Daly
By: Richard Daly
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
4.01	Form of Inducement Warrant
10.01	Letter Agreement for Warrant Exercises